EXHIBIT 21

BARNES GROUP INC.

CONSOLIDATED SUBSIDIARIES
as of December 31, 2018

Name	Jurisdiction of Incorporation
AS Monterrey, S. de R.L. de C.V.	Mexico
Associated Spring (Tianjin) Company, Ltd.	China
Associated Spring (UK) Ltd.	United Kingdom
Associated Spring Asia Pte. Ltd.	Singapore
Associated Spring Corporation	United States - Connecticut
Associated Spring do Brasil Ltda.	Brazil
Associated Spring Mexico, S. de R.L. de C.V.	Mexico
Associated Spring Raymond (Shanghai) Co., Ltd.	China
Associated Spring Raymond GmbH	Germany
Barnes Airmotive Malaysia SND. BHD.	Malaysia
Barnes Financing Delaware LLC	United States - Delaware
Barnes Group (Bermuda) Limited	Bermuda
Barnes Group (Delaware) LLC	United States - Delaware
Barnes Group (Germany) GmbH	Germany
Barnes Group (Scotland) Limited	Scotland
Barnes Group (Thailand) Ltd.	Thailand
Barnes Group (U.K.) 2 Limited	United Kingdom
Barnes Group (U.K.) Limited	United Kingdom
Barnes Group Acquisition GmbH	Germany
Barnes Group Canada Corp.	Canada
Barnes Group Finance Company (Bermuda) Limited	Bermuda
Barnes Group Finance Company (Delaware)	United States - Delaware
Barnes Group Holding LLC	United States - Delaware
Barnes Group Luxembourg (No. 1) S.à r.l.	Luxembourg
Barnes Group Luxembourg (No. 2) S.à r.l.	Luxembourg
Barnes Group Spain, S.R.L.	Spain
Barnes Group Suisse Industries GmbH	Switzerland
Barnes Group Switzerland GmbH	Switzerland
Barnes Industrial Group India Private Limited	India
Barnes Korea Ltd.	Korea
Barnes Molding Solutions (Jiangsu) Co., Ltd.	China
Blitz F16-34 GmbH	Germany
Curtiss Industries (U.K.) Limited	United Kingdom
Foboha (Germany) GmbH	Germany
Foboha Holding GmbH	Germany

Name	Jurisdiction of Incorporation
Gammaflux Controls, Inc.	United States - Connecticut
GF Controls GmbH	Germany
Gimatic Automation Engineering (Changshu) Co., Ltd.	China
Gimatic Automation India Pvt Ltd.	India
Gimatic Automation Technology (Shanghai) Co., Ltd.	China
Gimatic Balkan d.o.o. Beograd – Savski Venac	Serbia
Gimatic Czech Republic s.r.o.	Czech Republic
Gimatic France S.a.r.l.	France
Gimatic Japan Limited	Japan
Gimatic Korea Limited	Korea
Gimatic Nordic A.B.	Sweden
Gimatic Otomasyon Ticaret Anonim Şirketi	Turkey
Gimatic Polska sp. z o.o	Poland
Gimatic S.r.l.	Italy
Gimatic Sisteme RO SRL	Romania
Gimatic Sistemi industrijska avtomatizacija, d.o.o.	Slovenia
Gimatic Spain S.L.	Spain
Gimatic Vertrieb GmbH	Germany
Gimatrade S.r.l.	Italy
Industrial Gas Springs Group Holdings Limited	United Kingdom
Industrial Gas Springs Inc.	United States - Pennsylvania
Industrial Gas Springs Limited	United Kingdom
Manner Hong Kong Limited	Hong Kong
männer Japan Co. Ltd.	Japan
Manner USA, Inc.	United States - Georgia
MTM S.r.l.	Italy
Otto Männer GmbH	Germany
Otto Männer Immobilien GmbH	Germany
Otto Männer Innovation GmbH	Germany
Priamus System Technologies GmbH	Germany
Priamus System Technologies LLC	United States - Ohio
Raymond Distribution-Mexico, S.A. de C.V.	Mexico
Resortes Argentina S.A.	Argentina
Ressorts SPEC SAS	France
Seeger-Orbis GmbH & Co. OHG	Germany
Sign Holdings Limited	United Kingdom
Strömsholmen AB	Sweden
Synventive Acquisition B.V.	Netherlands
Synventive Acquisition GmbH	Germany
Synventive Acquisition Inc.	United States - Delaware

Name	Jurisdiction of Incorporation
Synventive Acquisition UK Ltd.	United Kingdom
Synventive Acquisition Unlimited	United Kingdom
Synventive B.V.	Netherlands
Synventive Fertigungstechnik GmbH	Germany
Synventive Holding B.V.	Netherlands
Synventive Holding Limited	United Kingdom
Synventive Holding SAS	France
Synventive Molding Solutions (Suzhou) Co., Ltd.	China
Synventive Molding Solutions B.V.	Netherlands
Synventive Molding Solutions Canada, Inc.	Canada
Synventive Molding Solutions Co., Ltd.	Hong Kong
Synventive Molding Solutions GmbH	Germany
Synventive Molding Solutions JBJ Private Limited	India
Synventive Molding Solutions K.K.	Japan
Synventive Molding Solutions LDA	Portugal
Synventive Molding Solutions Limited	United Kingdom
Synventive Molding Solutions LLC	United States - Delaware
Synventive Molding Solutions LTDA.	Brazil
Synventive Molding Solutions Pte Ltd.	Singapore
Synventive Molding Solutions s.r.o.	Czech Republic
Synventive Molding Solutions SAS	France
Synventive Molding Solutions SL	Spain
Synventive Molding Solutions, Inc.	United States - Delaware
Synventive Parent Inc.	United States - Delaware
The Wallace Barnes Company	United States - Connecticut
Thermoplay Brasil Sistemas de Injecao Ltda	Brazil
Thermoplay Deutschland GmbH	Germany
Thermoplay France S.a.r.l.	France
Thermoplay Hot Runner Systems (Beijing) Co. Ltd.	China
Thermoplay India Private Limited	India
Thermoplay Portugal Unipessoal LDA	Portugal
Thermoplay S.p.A.	Italy
Thermoplay U.K. Ltd.	United Kingdom
Windsor Airmotive Asia Pte. Ltd.	Singapore

The foregoing does not constitute a complete list of all subsidiaries of the registrant. The subsidiaries that have been omitted do not, if considered in the aggregate as a single subsidiary, constitute a “Significant Subsidiary” as defined by the Securities and Exchange Commission.